Exhibit 99.2

Pier 1 Imports, Inc. to Present at the Telsey Advisory Group 2nd Annual Fall Consumer Conference

FORT WORTH, Texas--(BUSINESS WIRE)--September 21, 2011--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it is participating in the Telsey Advisory Group 2nd Annual Fall Consumer Conference being held September 26–28, 2011 at the InterContinental Hotel New York Times Square. Cary Turner, Executive Vice President and Chief Financial Officer, will make a presentation on Wednesday, September 28th during which he will provide a general update on the Company’s business.

Pier 1 Imports, Inc. is the original global importer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400